Exhibit 99.3

iSystems Holdings, LLC

and Subsidiaries

Unaudited Consolidated Financial Report

March 31, 2017

Contents

Financial statements

Consolidated balance sheets at March 31, 2017 (Unaudited) and December 31, 2016	1

Consolidated statements of operations for the three month periods ended March 31, 2017 and 2016 (Unaudited)	2

Consolidated statements of members’ capital for the three month period ended March 31, 2017 (Unaudited)	3

Consolidated statements of cash flows for the three month periods ended March 31, 2017 and 2016 (Unaudited)	4

Notes to consolidated financial statements (Unaudited)	5-18

iSystems Holdings LLC and Subsidiaries

Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2017	2016
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$2,190	$1,600
Accounts receivable, net	118	140
Unbilled accounts receivable	1,077	1,068
Prepaid expenses and other current assets	253	261
Total current assets	3,638	3,069

Restricted cash	200	200
Property and equipment, net	601	667
Software development costs, net	4,087	4,316
Goodwill	16,593	16,593
Intangible assets, net	9,639	10,253
Other long-term assets	63	63

Total assets	$34,821	$35,161

Liabilities and Members’ Capital

Current liabilities:
Accounts payable and accrued expenses	$946	$877
Accrued compensation	601	621
Deferred revenue, short-term	255	288
Term loan, short-term, net of debt issuance costs	61	56
Other current liabilities	289	48
Total current liabilities	2,152	1,890

Term loan, long-term, net of debt issuance costs	19,280	19,275
Deferred revenue, long-term	793	774
Deferred tax liability	1,029	938
Other long-term liabilities	103	268
Total liabilities	23,357	23,145

Members’ capital	11,464	12,016

Total liabilities and members’ capital	$34,821	$35,161

See notes to unaudited consolidated financial statements.

iSystems Holdings LLC and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2017	2016
Revenue:
Services and software	$3,502	$3,422

Cost of revenue	1,437	1,356

Gross profit	2,065	2,066

Operating expenses:
Research and development	1,026	976
Selling and marketing	224	352
General and administrative	887	1,176
Total operating expenses	2,137	2,504

Loss from operations	(72)	(438)

Other income (expenses):
Other income, net	1	1
Interest expense	(390)	(411)
Total other income (expenses)	(389)	(410)

Loss before provision for income taxes	(461)	(848)

Corporate income tax provision	91	91

Net loss	$(552)	$(939)

See notes to unaudited consolidated financial statements.

iSystems Holdings LLC and Subsidiaries

Consolidated Statements of Members’ Capital

For the three month period ended March 31, 2017 (Unaudited)

(in thousands except unit and per unit information)

				Total
	Membership Units		Accumulated	Members’
	Units	Amount	Deficit	Capital

Ending balance, December 31, 2016	42,311	$19,997	$(7,981)	$12,016

Vested Class A units issued to management	11	—	—	—
Net loss	—	—	(552)	(552)
			.
Ending balance, March 31, 2017	42,322	$19,997	$(8,533)	$11,464

See notes to unaudited consolidated financial statements.

iSystems Holdings LLC and Subsidiaries

Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(552)	$(939)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	1,256	1,060
Loss on disposal of assets	—	21
Non-cash interest expense	60	52
Provision for allowance for doubtful accounts	3	2
Deferred income taxes	91	91
Changes in operating assets and liabilities:
(Increase) decrease in:
Restricted cash	—	187
Accounts receivable	19	(69)
Unbilled accounts receivable	(9)	(4)
Prepaid expenses and other assets	8	19
Increase (decrease) in:
Accounts payable and accrued expenses	69	8
Accrued compensation	(20)	(20)
Client fund obligations	—	(187)
Deferred revenue	(14)	49
Other liabilities	76	11
Net cash provided by operating activities	987	281

Cash flows from investing activities:
Purchases of property and equipment	(28)	(140)
Software development costs	(319)	(1,070)
Net cash used in investing activities	(347)	(1,210)

Cash flow from financing activities:
Principal payments on term loan	(50)	(50)
Member capital contributions	—	2,492
Net cash (used in) provided by financing activities	(50)	2,442

Net increase in cash	590	1,513

Cash, beginning of period	1,600	484

Cash, end of period	$2,190	$1,997

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$—	$—

Cash paid for interest	$323	$332

See notes to unaudited consolidated financial statements.

iSystems Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(in thousands, except unit and per unit amounts)

Note 1.                                             Nature of Operations

Description of business: iSystems Holdings, LLC (the “Parent”), together with its wholly owned subsidiary iSystems Intermediate Holdco, Inc. (“Holdco”) and Holdco’s wholly owned subsidiaries iSystems LLC (“iSystems”) and evoPro Solutions, Inc. (“evoPro”), collectively the “Company,” is a leading provider of human capital management software solutions and services for payroll service bureaus in the United States.

The Parent was formed in April 2014 by Silver Oak Services Partners (“SOSP”) and is registered in the State of Delaware. Holdco, founded in April 2014, is a Delaware corporation. iSystems, founded in 1998, is a Vermont limited liability company. evoPro, founded in 2012, is a corporation registered in the State of Florida.

All of the Company’s revenue is generated within the United States and is comprised primarily of services revenue and licenses of its EvolutionHCM software platform. The Company licenses its EvolutionHCM software platform on either a term or software-as-a-service basis to payroll service bureaus, banks, accounting firms or other business that provide payroll services.

Note 2.                                             Summary of Operations and Significant Accounting Policies

Basis of presentation: The accompanying consolidated financial statements have been prepared in accordance with accounting standards set by the Financial Accounting Standards Board (“FASB”). The FASB sets generally accepted accounting principles (“GAAP”) that the Company follows to ensure its financial condition, results of operations and cash flows are consistently reported. References to GAAP issued by the FASB in these notes to the consolidated financial statements are to the FASB Accounting Standards Codification (“ASC”).

The accompanying consolidated balance sheet as of March 31, 2017, consolidated statements of operations, and cash flows for the three months ended March 31, 2017 and 2016, and consolidated statement of members’ capital for the three months ended March 31, 2017, are unaudited. The interim unaudited consolidated financial statements have been prepared on the same basis as the annual audited consolidated financial statements and, in the opinion of management, reflect all adjustments, which include normal recurring adjustments, necessary for the fair presentation of the Company’s financial position as of March 31, 2017, and the results of its operations and its cash flows for the three months ended March 31, 2017 and 2016. The financial data and other information disclosed in these notes related to the three months ended March 31, 2017 and 2016 and as of March 31, 2017 are unaudited. The results for the three months ended March 31, 2017, are not indicative of results to be expected for the year ending December 31, 2017, any other interim periods or any future year or period.

Principles of consolidation: The accompanying consolidated financial statements include the results of operations of the iSystems Holdings, LLC and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

Use of estimates: The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant estimates in the financial statements include revenue recognition, allowance for doubtful accounts, valuation and impairment of intangible assets and goodwill, useful lives of capitalized software development costs, contingent earn-out obligations and income taxes. Actual results could differ from those estimates.

iSystems Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(in thousands, except unit and per unit amounts)

Note 2.                                             Summary of Operations and Significant Accounting Policies (Continued)

Cash and cash equivalents: The Company considers all highly liquid investments with original maturities of three months or less, when purchased, to be cash equivalents. There were no cash equivalents as of March 31, 2017 and December 31, 2016.

Restricted cash and client fund obligations: Restricted cash consists of funds held in non-interest bearing bank accounts with federally insured financial institutions. Restricted cash classified as current represents funds that are received on behalf of clients for remittance to certain tax authorities, and that are reported as client fund obligations in the accompanying consolidated balance sheets. Restricted cash classified as non-current represents funds restricted under the terms of the Company’s operating lease agreements.

Concentration of credit risk: Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of cash and cash equivalents, restricted cash, and accounts receivable. The Company deposits its cash and cash equivalents with major financial institutions that management believes are of high credit quality; however, at times, balances exceed Federal Deposit Insured Corporation insured limits. The Company has not experienced any losses on its deposits of cash and cash equivalents. Management believes that the institutions are financially sound and, accordingly, minimal credit risk exists.

Accounts receivables: The Company reviews accounts receivable on a periodic basis to determine if any receivables will potentially be uncollectible. Estimates are used to determine the amount of the allowance for doubtful accounts necessary to reduce accounts receivable to its estimated net realizable value. The estimates are based on an analysis of past due receivables, current economic conditions, and customer specific information. If the Company is unsuccessful in its attempts to collect its past due receivables, the Company will write the receivable off against its allowance for doubtful accounts and send the receivable to a third-party collection agency to attempt collection. As of March 31, 2017 and December 31, 2016, the Company had an allowance for doubtful accounts of $23 and $20, respectively. At March 31, 2017 and December 31, 2016, no customers accounted for greater than 10% of revenues or accounts receivable.

Property and equipment: The Company records property and equipment at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets, which are between three and five years. Leasehold improvements are amortized over the remaining period of the lease, or the estimated useful life of the improvement, whichever is shorter. Maintenance and repairs that do not extend the life or improve the asset are expensed when incurred.

Impairment of long-lived assets: The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such asset groups may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to future undiscounted net cash flows expected to be generated by the asset group. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment charges were recorded during the three-month periods ended March 31, 2017 and 2016.

Goodwill: The Company accounts for business combinations pursuant to FASB ASC 805, Business Combinations. Goodwill in such acquisition represents is the excess of the purchase price paid over the fair value of identifiable net assets acquired in a business combination. Amounts assigned to goodwill are determined with the assistance of an independent third-party appraiser through established valuation techniques.

iSystems Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(in thousands, except unit and per unit amounts)

Note 2.                                             Summary of Operations and Significant Accounting Policies (Continued)

Under FASB ASC 350, Intangibles — Goodwill and Other, goodwill must be reviewed annually for impairment or more frequently if impairment indicators arise. In accordance with FASB ASC 350, an entity has the option to perform a qualitative assessment to determine whether it is more-likely-than-not that the fair value of a reporting unit is less than its carrying amount.  If an entity determines this is the case, it is required to perform the two-step goodwill impairment test to identify potential goodwill impairment and measure the amount of goodwill impairment loss to be recognized.  If an entity determines that it is more-likely-than-not that the fair value of a reporting unit is greater than its carrying amount, the two-step goodwill impairment test is not required.  Applying this guidance, the Company must perform a Step 1 goodwill impairment analysis, which involves estimating the fair value of its reporting unit and comparing it to the fair value of the net assets of the reporting unit.  If the fair value is less than its carrying value, then the Company should perform Step 2 and determine the fair value of goodwill.  In Step 2, the fair value of goodwill is determined by deducting the fair value of a reporting unit’s identifiable assets and liabilities from the fair value of the reporting unit as a whole, as if that reporting unit had just been acquired and the purchase price were being initially allocated.  At March 31, 2017 and December 31, 2016, other than goodwill, the Company had no indefinite-lived intangible assets.  The Company determined that no impairment of the goodwill had occurred during the three month period ended March 31, 2017.

Intangible assets: Intangible assets represent the Company’s estimate of identifiable intangible assets recognized in accounting for its acquisitions. The values assigned to the intangible assets were determined by management based on third party valuations using a market approach and a discounted cash flow analysis.

Intangible assets are initially recorded at fair value and are amortized over the estimated useful lives of the respective assets. Estimated useful lives were determined by management as follows:

Tradenames	10 years
Developed technology	3-7 years
Customer relationships	7 years
Non-compete agreements	2-3 years

Software development costs: The Company is developing new products which the Company intends to offer utilizing software as-a-service (“SaaS”). The Company follows the guidance of ASC 350-40, Intangibles — Goodwill and Other — Internal-Use Software, for development costs related to these new products. Costs incurred in the planning stage are expensed as incurred while costs incurred in the application and infrastructure stage are capitalized, assuming such costs are deemed to be recoverable. Costs incurred in the operating stage are generally expensed as incurred except for significant upgrades and enhancements. Capitalized software costs are amortized over the software’s estimated useful life, which management has determined to be three years. During the three-month periods ended March 31, 2017 and 2016, the Company capitalized $319 and $1,070 of software development costs, respectively.

Fair value measurements: GAAP defines fair value as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

iSystems Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(in thousands, except unit and per unit amounts)

Note 2.                                             Summary of Operations and Significant Accounting Policies (Continued)

In determining fair values of all reported assets and liabilities that represent financial instruments, the Company uses the carrying market values of such amounts. The standard establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources. Unobservable inputs reflect a reporting entity’s pricing an asset or liability developed based on the best information available in the circumstances. The fair value hierarchy consists of the following three levels:

Level 1:              Instrument valuations are obtained from real-time quotes for transactions in active exchange markets involving identical assets. The Company does not have any instruments valued using the criteria of Level 1 inputs.

Level 2:              Instrument valuations are obtained from readily-available pricing sources for comparable instruments. The Company does not have any instruments valued using the criteria of Level 2 inputs.

Level 3:              Instrument valuations are obtained without observable market values and require a high-level of judgment to determine the fair value. The Company does not have any instruments valued using the criteria of Level 3 inputs.

For financial instruments consisting of cash and cash equivalents, restricted cash, prepaid expenses and other current assets, accounts payable, the current portion of term debt and accrued expenses, the carrying amounts are reasonable estimates of fair value due to their relatively short maturities. The carrying amount reflected on the accompanying consolidated balance sheets for the term loan approximates fair value since the stated rate is similar to rates currently available to the Company for debt with similar terms and maturities.

Revenue recognition: The Company derives its revenues from two types of licenses: (i) software-as-a-service subscription licenses from customers accessing the Company’s cloud computing services, and (ii) term licenses which are self-hosted by the customer. Included within the Company’s contracts are monthly usage charges which are comprised of fees for payroll and tax calculations and checks generated by the software, fees charged for hosting the software and providing data backup services, payroll tax administration services, employee payment services, and payroll processing services.

The Company recognizes revenue when all of the following conditions are satisfied:

•                  there is persuasive evidence of an arrangement;

•                  the service has been or is being provided to the customer;

•                  the collection of the fees is reasonably assured; and

•                  the amount of fees to be paid by the customer is fixed or determinable.

For the term licenses, the customer takes possession of the software, therefore, revenue is recognized in accordance with FASB ASC 985-605. For software-as-a service subscription licenses, the customer does not take possession of the software and could not do so without significant penalty, therefore revenue is recognized in accordance with FASB ASC 605-25.

iSystems Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(in thousands, except unit and per unit amounts)

Note 2.                                             Summary of Operations and Significant Accounting Policies (Continued)

The Company primarily enters into software-as-service subscription licenses. These arrangements are typically multiple element arrangements, with the monthly usage fees a component of the contract. The Company has determined that all delivered items within its multi-element arrangements do not have value to the customer on a stand-alone basis, and therefore all of the arrangements are accounted for as a single unit of accounting and the total consideration is recognized ratably over the longer of the contractual term or estimated life of the customer relationship, which approximates 83 months, commencing when all of the significant performance obligations have been delivered and when all the revenue recognition criteria have been met.

For multiple element arrangements that include term licenses, support and professional services, the Company recognizes all elements ratably over the estimated support period, as the Company has not been able to establish vendor specific objective evidence (“VSOE”) for the undelivered elements and the Company has a history of providing implied maintenance.

Deferred revenue primarily consists of billings and payments received in advance of revenue recognition for the license of the Company’s software, software-as-a-service and annual support contracts. Deferred revenue to be recognized in the next twelve months is included in current deferred revenue and the remaining amounts are included in long-term deferred revenue in the accompanying consolidated balance sheets.

At times, the Company provides software access or services for customers in advance of invoicing for such access and services. These amounts are recorded as unbilled accounts receivables in the accompanying consolidated balance sheets, and amount to $1,077 and $1,068 at March 31, 2017 and December 31, 2016, respectively.

Income taxes: iSystems Holdings, LLC and its members have elected to be taxed as a partnership. Accordingly, for federal and state income tax purposes, all income, losses, and other tax attributes pass through to the members’ individual income tax returns and no provision for income taxes has been recorded in the accompanying consolidated financial statements in connection with the partnership entity. iSystems, LLC is a single member LLC, therefore it is a disregarded entity for tax purposes.

iSystems Intermediate Holdco, Inc. as well as evoPro Solutions, Inc., are taxed as corporations. Accordingly, the entities account for income taxes by recognizing tax assets and liabilities for the cumulative effect of all the temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred taxes are determined using enacted tax rates in effect in the year in which the differences are expected to reverse. Valuation allowances are provided if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Under the provisions of FASB ASC 740, Income Taxes, as it relates to accounting for uncertainties in tax positions, the Company recognizes the tax benefit of tax positions to the extent that the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. For the three-month periods ended March 31, 2017 and 2016, the Company did not have any uncertain tax positions.

Research and development expenses: Costs incurred in research and other product development activities, including those which may be offered as self-hosting, are expensed as incurred if the activities do not otherwise qualify to be capitalized as internal use computer software, and are comprised of various product development programs.

iSystems Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(in thousands, except unit and per unit amounts)

Note 2.                                             Summary of Operations and Significant Accounting Policies (Continued)

Advertising costs: The Company expenses advertising costs as incurred. Advertising expense for the three-month periods ended March 31, 2017 and 2016 was approximately $0 and $7, which is included in Selling and Marketing expenses in the accompanying consolidated statements of operations, respectively.

Unit-based compensation: The measurement and recognition of compensation expense for all unit-based payment awards made to employees and directors is based on estimated grant date fair values. For unit grants with time-based vesting, the related expense is recognized over the requisite service period. For unit grants with contingent-based performance vesting, the related expense is recognized upon the occurrence of a performance-based vesting event.

Note 3.                                             Property and Equipment

Property and equipment consists of the following:

	Useful Life	As of March 31, 2017	As of December 31, 2016

Computers and equipment	3 years	$1,191	$1,162
Furniture and fixtures	5 years	145	145
Leasehold improvements	Life of lease	26	26
		1,362	1,333
Less accumulated depreciation		(761)	(666)
		$601	$667

Depreciation expense amounted to $94 and $84 for the three-month periods ended March 31, 2017 and 2016, respectively.

Note 4.                                             Software Development Costs

Software development costs consist of the following:

	As of March 31, 2017	As of December 31, 2016

Software development costs	$6,896	$6,577
Less accumulated amortization	(2,809)	(2,261)
	$4,087	$4,316

Amortization expenses amounted to $548 and $362 for the three-month periods ended March 31, 2017 and 2016 which was recorded to cost of revenue in the accompanying consolidated statements of operations.

iSystems Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(in thousands, except unit and per unit amounts)

Note 5.                                             Intangible Assets

Intangible assets consists of the following:

As of March 31, 2017	Carrying Amount	Accumulated Amortization	Net Balance

Tradename	$1,120	$(327)	$793
Developed technology	3,560	(1,560)	2,000
Customer relationships	11,730	(4,888)	6,842
Non-compete agreements	130	(126)	4
	$16,540	$(6,901)	$9,639

	Carrying	Accumulated	Net
As of December 31, 2016	Amount	Amortization	Balance

Tradename	$1,120	$(298)	$822
Developed technology	3,560	(1,405)	2,155
Customer relationships	11,730	(4,469)	7,261
Non-compete agreements	130	(115)	15
	$16,540	$(6,287)	$10,253

No significant residual value is estimated for these intangible assets at the end of their useful lives. Aggregate amortization expense for the three-month periods ended March 31, 2017 and 2016 totaled $614 of which, $155 for the periods ending March 31, 2017 and 2016 was recorded to cost of revenue in the accompanying consolidated statements of operations. The remaining amortization expense of intangibles incurred in the three month periods ended March 31, 2017 and 2016 was recorded to general and administrative operating expenses in the accompanying consolidated statements of operations.

Note 6.                                             Related Party Transactions

Silver Oak Services Partners: The Company has entered into a management services agreement with Silver Oak Management II, L.P. (“Silver Oak”). In connection with the agreement, Silver Oak will provide the Company general executive and management services and other services from time to time upon which the Company’s Board of Directors and Silver Oak agree. The initial term of the agreement is for a ten year period commencing on May 1, 2014 after which time the agreement is automatically extended for a one year period on a year to year basis. After the initial term, the agreement may be terminated not less than 90 days prior to the expiration of the initial term or any one year extension. Annual minimum fees due in connection with the management services agreement total $500, payable on a quarterly basis, along with out-of-pocket expenses.

During the three-month periods ended March 31, 2017 and 2016, the Company recorded a total of $125 and $128 of expenses on its consolidated statements of operations, respectively, for management services.

Madison Capital Funding, LLC: In connection with the acquisition in May 2014, the Company’s subsidiary iSystems, LLC entered into a credit agreement with Madison Capital Funding LLC (Madison Capital), a minority member of the Company, for a term loan totaling $20,000 and a revolving credit facility totaling $2,500. For more information see Note 7. During the three-month periods ended March 31, 2017 and 2016, iSystems recorded $345 and $355 of interest expense and unused credit facility fees on its consolidated statements of operations in connection with the credit agreement, respectively.

iSystems Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(in thousands, except unit and per unit amounts)

Note 6.                                             Related Party Transactions (Continued)

Summit Run Investments: iSystems leased its headquarters facility from Summit Run Investments, Inc., a company owned by a minority member of the Company, under a lease that expired on March 31, 2016. During the three-month periods ended March 31, 2017 and 2016, the Company recorded $0 and $155 of lease and common area maintenance costs, respectively, on its consolidated statements of operations in connection with this lease.

Pay Data: iSystems and evoPro utilize Pay Data, a company owned by a minority member of the Company, for employee payroll processing services. Expenses for payroll processing services provided by Pay Data was $3 during the three-month periods ended March 31, 2017 and 2016. There were no amounts due to Pay Data at March 31, 2017 and 2016.

Pay Data is also a licensee of the iSystems EvolutionHCM software and utilizes certain services provided by evoPro. During the three-month periods ended March 31, 2017 and 2016, the Company recorded $92 of revenue from Pay Data. The Company had $26 of outstanding accounts receivable on its consolidated balance sheet due from Pay Data at March 31, 2017 and December 31, 2016

Note 7.                                             Term Loan and Revolving Credit Facility

In connection with the acquisition in May 2014, the Company’s subsidiary iSystems, LLC entered into a credit agreement (the “Credit Agreement”) with Madison Capital for a $20,000 term loan (the “Term Loan”) and a $2,500 Revolving Credit Facility (the “Credit Facility”). The Term Loan and the Credit Facility are secured by substantially all business assets of the Company.

In March 2015, iSystems and Madison Capital entered into the First Amendment to Credit Agreement (the “First Amendment”). The First Amendment provides Madison Capital’s consent to the purchase of certain assets from BGSI. In addition, Madison Capital waived the excess cash flow payment due based upon 2014 financial results, modified the applicable margin along with certain terms and covenants and reduced the borrowing availability under the terms of the revolving credit facility to $1,500.

In May 2015, iSystems and Madison Capital entered into the Second Amendment to Credit Agreement (the “Second Amendment”). The Second Amendment provides Madison Capital’s consent to the purchase of software assets from SS Software and modified certain terms and covenants.

In February 2016, the Company entered into the Third Amendment to the Credit Agreement with Madison Capital (the “Third Amendment”). The Third Amendment provided forbearance for defaults which occurred at December 31, 2015 and required the Company pay a default charge of 0.75% and a PIK rate of 0.75%. The Amendment also added certain debt covenants during the forbearance period and reduced the borrowing availability under the terms of the revolving credit facility to $0.

In June 2016, iSystems and Madison Capital entered into the Fourth Amendment to the Credit Agreement (the “Fourth Amendment”) which waived certain past debt covenant compliance violations. The Fourth Amendment also amended the PIK rate, Base Rate, and LIBOR Rate to be scaled based on the total debt to EBITDA ratio and modified certain debt covenants as well as increased the borrowing availability under the terms of the revolving credit facility to $1,000. Simultaneously, Madison Capital entered an Investment Agreement with Silver Oak Services Partners II, L.P. The Investment Agreement provides a required leverage investment of $3,500 be paid to Madison if an event of default occurs with iSystems.

iSystems Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(in thousands, except unit and per unit amounts)

Note 7.                                             Term Loan and Revolving Credit Facility (Continued)

In September 2016, the Company entered in the Fifth Amendment to the Credit Agreement (the “Fifth Amendment) which modified certain covenants.

Term loan: At March 31, 2017 and December 31, 2016, the outstanding balance of the Term Loan is as follows:

	As of March 31, 2017	As of December 31, 2016
Term loan

Short-term portion:
Term loan, short-term	$200	$200
Debt issuance costs	(139)	(144)
	61	56
Long-term portion:
Term loan, long-term	19,427	19,457
Debt issuance costs	(147)	(182)
	19,280	19,275
Total	$19,341	$19,331

Principal payments of $50 are due quarterly commencing on September 30, 2014. All remaining principal, together with any unpaid interest is due on May 1, 2019. The Term Loan bears monthly interest at a rate based upon either a base rate or LIBOR rate plus an applicable margin that varies between 3.25% and 5.5% based upon certain iSystems financial results, as defined in the agreement. During the three-month periods ended March 31, 2017 and 2016, the term loan accrued interest at the LIBOR rate and PIK rate, plus applicable margin, equated to 6.75% and 7.75% per annum, respectively. PIK interest incurred for the three-month periods ended March 31, 2017 and 2016 was $21.

The term loan also contains certain financial ratio covenants, an annual capital expenditure covenant along with an annual mandatory principal payment based upon a computation of excess annual cash flow, which was waived for 2015 and 2016.

Credit Facility: The Credit Facility expires in May 2019 and charges monthly interest on the same basis as the Term Loan. The Credit Facility is in place for general business needs. The Company did not have any borrowings or balances outstanding under the Credit Facility during the three-month periods ended March 31, 2017 and 2016.

Deferred financing costs: The Company incurred financing costs to the lender in connection with the amendments of the term note. These fees are classified as a debt discount and are being amortized over the life of the agreement. Amortization expense for the three-month periods ended March 31, 2017 and 2016 was approximately $39 and $31, which is included as a component of interest expense in the consolidated statements of operations.

iSystems Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(in thousands, except unit and per unit amounts)

Note 8.                                             Commitments and Contingencies

Operating leases: The Company’s lease for its corporate headquarters in Colchester, Vermont expired on March 31, 2016, the lease for its facility in Woodstock, Vermont expired on January 31, 2017 and the lease for its facility in Bradenton, FL expired on November 30, 2016.

On October 27, 2015, the Company entered into a rental lease agreement for its new corporate headquarters, located in South Burlington, Vermont. The terms of the lease provides for rent and common area maintenance payments with a 3% annual escalation clause. The lease began April 1, 2016 and expires on June 30, 2026.

The Company recognizes rent expense on a straight-line basis over the lease period. Rent expense was $69 and $160 for the three-month periods ended March 31, 2017 and 2016, respectively. At March 31, 2017, future minimum lease payments under operating leases are as follows for the years ending December 31:

2017	$189
2018	260
2019	267
2020	275
2021	282
Thereafter	1,355
$2,628

Extended payment plan: In August 2016, the Company entered into an extended payment plan with one of its vendors in which 12.5% of the fees for services performed would be paid within approximately 30 days and the remaining 87.5% of the fees would be due in quarterly installments upon the completion of the project as determined by the Company. Additionally, the Company agreed to pay interest of 10.0% per annum based the amount of the previous months’ invoices less any payments made, and at the end of each twelve months, the Company would remit all accrued interest to the vendor. Upon the completion of the project, the Company would then begin paying quarterly interest payments.

At March 31, 2017, the Company owed the vendor $277 which was recorded in other long term liabilities in the consolidated balance sheet. For the three month period ended March 31, 2017, the Company accrued $6 of interest due to the vendor, which was included as a component of interest expense in the consolidated statements of operations.

Note 9.                                             Members’ Capital

Upon the formation of the Company, classes of members’ capital were established in the form of Preferred units and Class A, Class B, Class C and Class D Common units (collectively the “Common units”).

The rights and obligations of the holders of the share capital are governed by the Limited Liability Company Agreement of iSystems Holdings, LLC (the “Agreement”). The Agreement provides for the limitation of the holders liability to be that of their respective capital contributions as defined in the Agreement. In December 2016, the members amended and restated the Agreement to provide a new class of units, A-1 Preferred units, and to increase the number of authorized Class A units to be issued.

iSystems Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(in thousands, except unit and per unit amounts)

Note 9.                                             Members’ Capital (Continued)

The Agreement provides for the net profits and net losses as defined in the Agreement to be allocated among the shareholders in a manner which would reflect the distributions that would occur in the event of liquidation of the LLC or in a manner which reflects the distribution preferences that are outlined in the Agreement.

During the three month period ended March 31, 2016, members of the Company contributed $2,492 in exchange for 2,492 A-1 preferred units, and 2,492 Class A units.

The following table lists by class the number of authorized units of the Company and the number of units issued and outstanding, excluding units granted but not yet vested, as of March 31, 2017 and December 31, 2016.

		Issued and
Units as of March 31, 2017:	Authorized	Outstanding

A-1 Preferred	10,000	2,498
Preferred	22,500	18,644
Class A	32,500	21,180
Class B	900	—
Class C	900	—
Class D	900	—
	67,700	42,322

		Issued and
Units as of December 31, 2016:	Authorized	Outstanding

A-1 Preferred	10,000	2,498
Preferred	22,500	18,644
Class A	32,500	21,169
Class B	900	—
Class C	900	—
Class D	900	—
	67,700	42,311

A-1 Preferred units: The following summarizes certain features of the A-1 Preferred units:

•                  Voting: The A-1 Preferred units are not voting shares of the Company; however, any significant event or transaction as defined in the Agreement, other than in the ordinary course of business, requires the written consent or affirmative vote of the members holding a majority of the outstanding A-1 Preferred units.

•                  Conversion rights: The A-1 Preferred units are not convertible into common shares or any other type of share.

iSystems Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(in thousands, except unit and per unit amounts)

Note 9.                                             Members’ Capital (Continued)

•                  Liquidation: In the event of liquidation or dissolution of the Company or upon certain transactions involving acquisition of majority control of the Company or sale of all or substantially all of the assets of the Company, the holders of the Preferred units are entitled to receive, prior to any distributions being made to holders of the Preferred units or the Common units, an amount equal to the purchase price, plus any unpaid preferred return. Holders of the Preferred units are entitled to receive a cumulative preferred return whether or not declared at a rate of 18.0% per annum or two times their Class A-1 purchase price, whichever is greater. The A-1 preferred return is senior to, and payable in preference to, all other distributions or dividends, except for tax distribution amounts, as defined in the operating agreement. As of March 31, 2017 the A-1 Preferred accruing return was $4,996.

Preferred units: The following summarizes certain features of the Preferred units:

•                  Voting: The Preferred units are not voting shares of the Company; however, any significant event or transaction as defined in the Agreement, other than in the ordinary course of business, requires the written consent or affirmative vote of the members holding a majority of the outstanding Preferred units.

•                  Conversion rights: The Preferred units are not convertible into common shares or any other type of share.

•                  Liquidation: In the event of liquidation or dissolution of the Company or upon certain transactions involving acquisition of majority control of the Company or sale of all or substantially all of the assets of the Company, the holders of the Preferred units are entitled to receive, prior to any distributions being made to holders of Common units, an amount equal to the purchase price, plus any unpaid preferred return. Holders of the Preferred units are entitled to receive a cumulative preferred return whether or not declared at a rate of 12.5% per annum. The preferred return is senior to, and payable in preference to, all other distributions or dividends, except for tax distribution amounts, as defined in the operating agreement. As of March 31, 2017 the Preferred accruing return was $7,472.

Common units: The following summarizes certain features of the common units:

•                  Voting: The Class A units are voting shares of the Company and entitle the holder of such Class A unit to one vote on any matter to be voted on by unitholders as provided in the Agreement or required by applicable law; however, any significant event or transaction as defined in the Agreement, other than in the ordinary course of business, also requires the written consent or affirmative vote of the members holding a majority of the outstanding Preferred units. The Class B, C and D units are non-voting shares of the Company.

•                  Conversion rights: The Common units are not convertible into Preferred shares or any other type of share of the Company.

•                  Dividend rights: The Common units do not accrue dividends.

iSystems Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(in thousands, except unit and per unit amounts)

Note 9.                                             Members’ Capital (Continued)

•                  Liquidation: In the event of liquidation or dissolution of the Company or upon certain transactions involving acquisition of majority control of the Company or sale of all or substantially all of the assets of the Company, the holders of the Common units are entitled to receive, after distributions are made to holders of the Preferred units, the following:

•                              Class A unitholders — the product of two multiplied by the aggregate amount of capital contributions then made by the holders of Silver Oak Services Partners Equity (“SOSP equity”), to be shared ratably among such holders in the proportion of the number of Class A units held by each such holder.

•                              Class B unitholders —the product of three multiplied by the aggregate amount of capital contributions then made by the holders of SOSP equity, to the holders of the Class A and B units, to be shared ratably among such holders in the proportion of the number of Class A and B units held by each such holder.

•                              Class C unitholders — the product of four multiplied by the aggregate amount of capital contributions then made by the holders of SOSP equity, to the holders of the Class A, B and C units, to be shared ratably among such holders in the proportion of the number of Class A, B and C Units held by each such holder.

•                              Class D unitholders - all remaining amounts to the holders of the outstanding Class A, B, C and D units, to be shared ratably among such holders in the proportion of the number of Class A, B, C and Class D units held by each such holder.

Unit-based compensation: The Company has granted to certain members of the Company’s Board and management team Class A, B, C and D Units. The Class A Units are subject to time-based vesting requirements and the Class B, C and D units are subject to performance based vesting requirements. The following table sets the activity of units granted.

The Company’s Class A Units that have been granted vest over a five year period of which, 20% vest twelve months after grant date and then vesting is pro-rated on a daily basis for the remaining four year period. During the three month period ended March 31, 2017, 11 Class A Units were vested and issued. The compensation expense for the current period associated with these units was not significant to the consolidated statements of operations and was not recorded. The Company’s Class B, C and D Units vest upon the occurrence of certain corporate transactions and/or distributions, none of which occurred during 2016.

The total unrecognized compensation expense related to non-vested units granted is $18 as of March 31, 2017 and is expected to be recognized over a weighted average period of 3.50 years.

iSystems Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(in thousands, except unit and per unit amounts)

Note 10.                                      Income Taxes

The provision for income taxes was $91 for the three months ended March 31, 2017 and 2016. Income tax expense was due to a deferred tax liability arising from goodwill amortization.

As of March 31, 2017, the Company had federal and state gross net operating losses of approximately $6,618 and $2,075, respectively, which will begin to expire in 2034.

As of March 31, 2017, the Company had federal and state gross research credits of approximately $272 and $54, respectively, which will begin to expire in 2034.

When realization of a deferred tax asset is more likely than not to occur, the benefit related to the deductible temporary differences attributable to operations is recognized as a reduction of income tax expense. Valuation allowances are provided against deferred tax assets when, based on all available evidence, it is considered more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods. The ultimate realization of deferred tax assets is dependent upon generation of future taxable income during the period in which those differences become deductible. The Company has concluded it is more likely than not that its deferred tax assets will not be realized in future periods and has recorded a valuation allowance of $3,843 against the related deferred tax asset for the period ended March 31, 2017. During the three-month periods ended March 31, 2017, the Company did not adjust the valuation allowance.

The Company assesses the recording of uncertain tax positions by evaluating the minimum recognition threshold and measurement requirements a tax position must meet before being recognized as a benefit in the consolidated financial statements. The Company’s policy is to recognize interest and penalties accrued on any uncertain tax positions as a component of income tax expense, if any, in its consolidated statements of operations.

Utilization of the net operating losses may be subject to a substantial annual limitation under Section 382 of the Internal Revenue Code of 1986 due to ownership change limitations that have occurred previously or that could occur in the future.  These ownership changes may limit the amount of net operating loss and research and development credit carryforwards that can be utilized annually to offset future taxable income and tax, respectively.

The Company has not recognized any liabilities for uncertain tax positions or unrecognized tax benefits as of March 31, 2017. The Company does not expect any material change in uncertain tax benefits within the next twelve months.

As of March 31, 2017, the Company is open to examination in the U.S. federal and certain state jurisdictions for tax years ended December 31, 2016, 2015, and 2014. In addition, to the extent the Company has incurred tax net operating losses, the Company remains open to examination to the extent of the operating loss carried forward.

Note 11.                                      Subsequent Events

The Company has evaluated all events occurring from March 31, 2017 through May 23, 2017, the date which these financial statements were available to be issued.